UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):		May 7, 2014

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Amended and Restated Change of Control Employment Agreement, dated December 18, 2008, by and among Taubman Centers, Inc. (the Company), The Taubman Realty Group Limited Partnership (TRG), and Lisa A. Payne and Form of Amended and Restated Change of Control Employment Agreement dated December 18, 2008, by and among the Company, TRG, and certain other executive officers (the Original Agreements) were amended by such parties pursuant to a Form of Amendment to Change of Control Employment Agreement (the Amendment). Under the Original Agreements, the Company provided Ms. Payne and certain other executive officers (the Officers) with a full tax gross-up on specified termination benefits to the extent such benefits exceed 110% of the limits set forth in Section 280G of the Internal Revenue Code, as amended (the Code). The Amendment eliminates the tax gross-up payment and instead provides that each Officer’s termination benefits will be reduced to the greatest amount that such Officer may receive without becoming subject to the excise tax under the Code; provided, that no reduction will be applied if such Officer would be better off on an after-tax basis (including following application of the excise tax) receiving the full amount of such payments and benefits. All executive officers who were originally entitled to the tax gross-up payment have signed or will be signing in the near term the Amendment or a substantially similar amendment.

The foregoing description is qualified in its entirety by the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

10.1	Form of Amendment to Change of Control Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2014	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Amendment to Change of Control Employment Agreement.